UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2013

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 12, 2013, the Board of Directors of Wireless Telecom Group, Inc. (the “Company”) promoted to Chief Financial Officer its Acting Chief Financial Officer, Robert Censullo. Mr. Censullo entered into a severance agreement with the Company on June 14, 2013. The agreement with Mr. Censullo provides that if his employment is terminated by the Company “without cause” or if he terminates his employment for “good reason,” in each case within eighteen (18) months of a Change in Control (as such term is currently defined in the Company’s 2012 Incentive Compensation Plan), then he will be entitled to receive (i) a lump-sum cash payment equal to 50% of his annual base salary then in effect, plus the amount, in the good faith determination of the Board of Directors, he earned as of the date of his termination under the annual bonus component of the Company’s officer bonus incentive plan in effect at that time, and (ii) the continuation of all benefits, to the extent permissible under the applicable benefits programs, in which he participates for a period of six months following his termination. If Mr. Censullo obtains subsequent employment during such six month period and if he receives benefits through such subsequent employment, the Company may terminate his continuing benefits. The terms of this agreement are valid through June 15, 2023.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of the Company held on June 12, 2013, four proposals were submitted to the stockholders of the Company. The proposals are described in detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 30, 2013. The final results for the votes regarding each proposal are set forth below.

1.	Election of the seven nominees listed below to serve on the Board of Directors of the Company for a term of one year or until their respective successors are elected and qualified:

Nominee	For	Withhold Authority	Broker Non-Votes

Henry L. Bachman	12,680,175	375,031	6,137,522

Alan L. Bazaar	12,761,591	293,615	6,137,522

Richard Cremona	12,734,980	320,226	6,137,522

Joseph Garrity	12,780,700	274,506	6,137,522

Paul Genova	12,163,517	891,689	6,137,522

Glenn Luk	12,126,978	928,228	6,137,522

Anand Radhakrishnan	12,359,357	695,849	6,137,522

2.	Ratification of the selection of PKF O’Connor Davies, A Division of O’Connor Davies, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2013:

For	Against	Abstain	Broker Non-Votes

18,913,754	238,500	40,474	0

3.	Stockholders approved, in an advisory and non-binding vote, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes

11,856,160	1,124,288	74,758	6,137,522

4.	Stockholders recommended, in an advisory and non-binding vote, a triennial advisory and non-binding vote on the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstained	Broker Non-Votes

4,630,228	190,034	8,119,623	115,321	6,137,522

Consistent with the preference expressed by a majority of the Company’s stockholders that voted in the say on pay frequency vote (proposal no. 4), the Board of Directors determined that the Company will hold a say on pay vote every three calendar years until the next say on pay frequency vote, which will occur no later than the Company’s annual meeting of stockholders in 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: June 14, 2013	By:	/s/ Paul Genova
Paul Genova
Chief Executive Officer and Director